EXHIBIT 99.1

FreightCar America, Inc. Reports Second Quarter 2021 Results

Third consecutive quarter of positive gross margin and first quarter of manufacturing operating income since 2018

Company raises 2021 delivery outlook for second time and announces plan to add two additional production lines within a year

CHICAGO, Aug. 16, 2021 (GLOBE NEWSWIRE) -- FreightCar America, Inc. (NASDAQ: RAIL) today reported results for the second quarter ended June 30, 2021.

Business Highlights

  Second quarter revenue of $37.4 million, up 114% year-over-year, on deliveries of 313 railcars
  Gross margin of $3.6 million, positive for the third consecutive quarter
  Manufacturing operating income was $1.9 million, the first positive result in three years
  Second quarter net loss of ($2.6) million, or ($0.13) per share, included $3.5 million non-cash income related to the change in fair market value of warrant liability
  Adjusted EBITDA loss was ($1.5) million, which excludes the previously mentioned non-cash income
  Quarter-end backlog totaled 2,200 railcars with an aggregate value of approximately $224 million
  2021 delivery outlook raised to between 1,750 and 1,850 railcars, up from between 1,600 and 1,750 railcars
  Subsequent to quarter end, approved plans to build additional manufacturing lines, increasing Castaños plant capacity
  Subsequent to quarter end, entered into an amended financing agreement with current partner, opening up a $25 million line of credit to support working capital needs

“We are pleased to have achieved the majority of our goals for the quarter, which included our third consecutive quarter of positive gross margin, positive operating income at the manufacturing level, and a solid mix of new business awarded,” said Jim Meyer, President and Chief Executive Officer of FreightCar America. “For the first half of fiscal 2021, our Adjusted EBITDA loss decreased to $2.0 million compared to a loss of $23.2 million in the same period of 2020. This improvement, in the face of multiple supply chain constraints and significant raw material inflation, truly highlights the potential of our new footprint.”

Meyer continued, “We remain encouraged by signs of an improving demand environment across our end-markets. Sales inquiries remain positive, and we have raised our 2021 outlook again for railcar deliveries. Additionally, we are thrilled to share that our Board of Directors has approved plans to add two more production lines at the Castaños manufacturing facility, which will double our capacity within a year. This planned expansion is an essential next step to driving incremental volumes and significantly improving our long-term earnings profile.”

Meyer concluded, “We are also benefiting from the relationship with our financial partner, including the recently amended agreement which provides for a $25 million line of credit. This new line of credit, combined with cash and equivalents of $21 million, will support our working capital and growth needs for the foreseeable future. We still have much work to do but remain confident that we are on the right path to create significant value for all of our stakeholders.”

Second Quarter Results

  Consolidated revenues were $37.4 million in the second quarter of 2021, compared to $32.4 million in the first quarter of 2021 and $17.5 million in the second quarter of 2020. The Company delivered 313 railcars in the second quarter of 2021, compared to 309 railcars in the first quarter of 2021 and 100 railcars in the second quarter of 2020.

  Both consolidated operating loss and net loss for the current and prior periods included non-operating items that impacted results, including:

    Non-cash income of $3.5 million related to the change in the fair market value of warrant liability in the second quarter of 2021 reflecting the Company’s share price depreciation during the period. In the first quarter 2021, there was a non-cash charge of ($22.1) million, reflecting the Company’s share price appreciation during the period; and

    Restructuring and impairment gains of $0.1 million in the second quarter of 2021, compared to restructuring and impairment charges of ($6.7) million in the first quarter of 2021 and ($0.3) million in the second quarter of 2020.

  Consolidated operating loss for the second quarter of 2021 was ($2.5) million, compared to operating loss of ($13.2) million in the first quarter of 2021 and operating loss of ($12.9) million in the second quarter of 2020.

  Net loss in the second quarter of 2021 was ($2.6) million, or ($0.13) per share, compared to net loss of ($37.9) million, or ($1.89) per share, in the first quarter of 2021, and net loss of ($12.8) million, or ($0.97) per share, in the second quarter of 2020.

  Adjusted EBITDA loss for the second quarter of 2021 was ($1.5) million, compared to Adjusted EBITDA loss of ($0.5) million for the first quarter of 2021 and ($10.3) million for the second quarter of 2020.   The Adjusted EBITDA excludes the non-cash income mentioned above and those reflected in the table below.

  Total cash, cash equivalents, restricted cash equivalents, marketable securities and restricted certificates of deposit (“total cash”) was $20.7 million as of June 30, 2021, compared to $31.7 million as of March 31, 2021. The decrease was due to an increase in the Company’s VAT receivable and other working capital to support higher production levels. The VAT receivable in Mexico was $21.3 million as of June 30, 2021.

Second Quarter 2021 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Monday, August 16, 2021, at 11:00 a.m. (Eastern Daylight Time) to discuss the Company’s second quarter 2021 financial results. The Company’s earnings release for the second quarter of 2021 will be available on the Investor Relations page of the Company’s website at www.freightcaramerica.com.

Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call which can be accessed at:

      Event URL: http://public.viavid.com/index.php?id=146143

Please note that the webcast is listen-only and webcast participants will not be able to participate in the question and answer portion of the conference call. Interested parties may also participate in the call by dialing (877) 407-0789 or (201) 689-8562 and entering the passcode 13722175. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available beginning at 2:00 p.m. (Eastern Daylight Time) on August 16, 2021, until 12:00 a.m. (Eastern Daylight Time) on Monday August 30, 2021. To access the replay, please dial (844) 512-2921 or (412) 317-6671. The replay passcode is 13722175. An audio replay of the call will be available on the Company’s website within two days following the earnings call.

About FreightCar America

FreightCar America, Inc. is a diversified manufacturer of railroad freight cars that also supplies railcar parts and leases freight cars through its FreightCar America Leasing Company subsidiaries. FreightCar America designs and builds high-quality railcars, including open top hopper cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars, boxcars and coal cars, and also specializes in the conversion of railcars for repurposed use. FreightCar America is headquartered in Chicago, Illinois and has facilities in the following locations: Castaños, Mexico; Johnstown, Pennsylvania; and Shanghai, People’s Republic of China. More information about FreightCar America is available on its website at www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: risks relating to the potential financial and operational impacts of the COVID-19 pandemic; the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

INVESTOR & MEDIA CONTACT	Lisa Fortuna or Stephen Poe
E-MAIL	RAIL@alpha-ir.com
TELEPHONE	312-445-2870

FreightCar America, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2021	December 31, 2020
Assets	(in thousands, except for share and per share data)
Current assets
Cash, cash equivalents and restricted cash equivalents	$20,730	$54,047
Restricted certificates of deposit	-	182
Accounts receivable, net of allowance for doubtful accounts of $880 and $1,235 respectively	8,505	9,421
VAT receivable	21,276	4,462
Inventories, net	48,783	38,831
Assets held for sale	-	10,383
Prepaid expenses	10,547	3,652
Total current assets	109,841	120,978
Property, plant and equipment, net	19,790	19,642
Railcars available for lease, net	20,633	20,933
Right of use asset	17,265	18,152
Other long-term assets	2,529	3,037
Total assets	$170,058	$182,742
Liabilities and Stockholders’ Equity
Current liabilities
Accounts and contractual payables	$34,612	$18,654
Accrued payroll and other employee costs	1,622	2,505
Reserve for workers' compensation	2,389	2,645
Accrued warranty	2,850	5,216
Customer deposits	-	4,351
Deferred income state and local incentives, current	1,465	2,219
Lease liability, current	1,904	11,635
Current portion of long-term debt	20,518	17,605
Other current liabilities	4,169	6,319
Total current liabilities	69,529	71,149
Long-term debt, net of current portion	48,187	37,668
Warrant liability	31,406	12,730
Accrued pension costs	6,350	7,046
Deferred income state and local incentives, long-term	2,148	2,503
Lease liability, long-term	17,594	18,549
Other long-term liabilities	4,282	2,600
Total liabilities	179,496	152,245
Stockholders’ equity
Preferred stock, $0.01 par value, 2,500,000 shares authorized (100,000 shares each designated as Series A voting and Series B non-voting, 0 shares issued and outstanding at June 30, 2021 and December 31, 2020)	-	-
Common stock, $0.01 par value, 50,000,000 shares authorized, 15,980,742 and 15,861,406 shares issued at June 30, 2021 and December 31, 2020, respectively	160	159
Additional paid in capital	82,682	82,064
Treasury stock, at cost, 446,587 and 327,577 shares at June 30, 2021 and December 31, 2020, respectively	(1,782)	(1,344)
Accumulated other comprehensive loss	(11,451)	(11,763)
Accumulated deficit	(79,047)	(38,619)
Total stockholders' (deficit) equity	(9,438)	30,497
Total liabilities and stockholders’ equity	$170,058	$182,742

FreightCar America, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(In thousands, except for share and per share data)

Revenues	$37,354	$17,458	$69,724	$22,655
Cost of sales	33,716	23,602	63,496	37,602
Gross margin (loss)	3,638	(6,144)	6,228	(14,947)
Selling, general and administrative expenses	6,294	6,537	15,445	13,947
Restructuring and impairment charges	(120)	267	6,530	1,147
Operating loss	(2,536)	(12,948)	(15,747)	(30,041)
Interest expense	(3,212)	(167)	(5,714)	(463)
Gain (loss) on change in fair market value of warrant liability	3,452	-	(18,676)	-
Other income	230	134	345	358
Loss before income taxes	(2,066)	(12,981)	(39,792)	(30,146)
Income tax (benefit) provision	504	(1)	636	(3)
Net loss	(2,570)	(12,980)	(40,428)	(30,143)
Less Net loss attributable to noncontrolling interest in JV	-	(189)	-	(405)

Net loss attributable to FreightCar America	$(2,570)	$(12,791)	$(40,428)	$(29,738)

Net loss per common share attributable to FreightCar America- basic	$(0.13)	$(0.97)	$(2.01)	$(2.26)

Net loss per common share attributable to FreightCar America- diluted	$(0.13)	$(0.97)	$(2.01)	$(2.26)

Weighted average common shares outstanding - basic	20,160,410	12,405,011	20,084,199	12,385,946

Weighted average common shares outstanding - diluted	20,160,410	12,405,011	20,084,199	12,385,946

Dividends declared per common share	$-	$-	$-	$-

FreightCar America, Inc.
Segment Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(In thousands)		(In thousands)
Revenues:
Manufacturing	$35,158	$15,129	$65,177	$18,069
Corporate and Other	2,196	2,329	4,547	4,586
Consolidated Revenues	$37,354	$17,458	$69,724	$22,655

Operating income (loss):
Manufacturing	$1,878	$(8,348)	$(2,866)	$(20,148)
Corporate and Other	(4,414)	(4,600)	(12,881)	(9,893)
Consolidated Operating Loss	$(2,536)	$(12,948)	$(15,747)	$(30,041)

FreightCar America, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities	(in thousands)
Net loss	$(40,428)	$(30,143)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Restructuring and impairment charges	6,530	352
Depreciation and amortization	2,196	5,884
Non-cash lease expense on right-of-use assets	887	3,065
Recognition of deferred income from state and local incentives	(1,110)	(1,110)
Loss on change in fair market value for warrant liability	18,676	-
Stock-based compensation recognized	2,961	94
Non-cash interest expense	1,981	140
Other non-cash items, net	96	13
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	916	508
VAT receivable	(16,814)	(306)
Inventories	(8,058)	(22,024)
Other assets	(6,263)	(7,188)
Accounts and contractual payables	6,193	6,456
Accrued payroll and employee benefits	(802)	(941)
Income taxes receivable/payable	(360)	(13)
Accrued warranty	(2,366)	(485)
Lease liability	(1,180)	(5,391)
Customer deposits	-	27,889
Other liabilities	(6,749)	2,548
Accrued pension costs and accrued postretirement benefits	(415)	(131)
Net cash flows used in operating activities	(44,109)	(20,783)
Cash flows from investing activities
Purchase of restricted certificates of deposit	-	(3,855)
Maturity of restricted certificates of deposit	182	3,769
Purchase of property, plant and equipment	(1,433)	(7,009)
Proceeds from sale of property, plant and equipment and railcars available for lease	433	170
Net cash flows used in investing activities	(818)	(6,925)
Cash flows from financing activities
Proceeds from issuance of long-term debt	16,000	10,000
Deferred financing costs	(480)	-
Borrowings on revolving line of credit	7,220	-
Repayments on revolving line of credit	(11,068)	-
Employee stock settlement	(7)	(9)
Payment for stock appreciation rights exercised	(55)	-
Net cash flows provided by financing activities	11,610	9,991
Net decrease in cash and cash equivalents	(33,317)	(17,717)
Cash, cash equivalents and restricted cash equivalents at beginning of period	54,047	66,257
Cash, cash equivalents and restricted cash equivalents at end of period	$20,730	$48,540
Supplemental cash flow information
Interest paid	$2,813	$217
Income tax refunds received, net of payments	$5	$-
Non-cash transactions
Change in unpaid construction in process	$530	$(115)
Accrued PIK interest paid through issuance of PIK Note	$553	$-

FreightCar America, Inc.
Reconciliation of income before taxes to EBITDA(1) and Adjusted EBITDA(2)
(Unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2021	2020	2021	2021	2020

Loss before income taxes	$(2,066)	$(12,981)	$(37,726)	$(39,792)	$(30,146)
Depreciation & Amortization	999	2,871	1,197	2,196	5,884
Interest Expense, net	3,212	167	2,502	5,714	463
EBITDA	2,145	(9,943)	(34,027)	(31,882)	(23,799)

Change in Fair Value of Warrant (a)	(3,452)	-	22,128	18,676	-
Restructuring and impairment (b) charges (b)	(120)	267	6,650	6,530	1,147
Alabama Grant Amortization (c)	(555)	(555)	(555)	(1,110)	(1,110)
Transaction Costs (d)	296	-	-	296	-
Retention & Success Bonuses (e)	-	169	-	-	600
Legal Reserve (f)	-	-	500	500	-
Plant Transition Costs (g)	140	5	2,246	2,386	179
Stock Based Compensation	299	(156)	2,662	2,961	94
Other, net	(230)	(134)	(115)	(345)	(358)
Adjusted EBITDA	$(1,477)	$(10,347)	$(511)	$(1,988)	$(23,247)

(1)	EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2)	Adjusted EBITDA represents EBITDA before the following charges:

a) This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b) The Company incurred certain restructuring costs related to severance and other costs related to its shut-down of the Shoals and Roanoke facilities during 2019 and 2020.
c) The Company amortizes deferred grant income to cost of goods sold that represent a non-cash reduction to its gross margin (loss).
d) The Company incurred certain costs in the second quarter of 2021 for nonrecurring professional services associated with its Second Amendment to its Term Loan.
e) During 2019, the Company implemented retention and success bonus programs for certain employees during its restructuring.
f) During the first quarter of 2021, the Company recognized a charge related to a legal dispute.
g) During 2020, the Company implemented a program to shift production originally planned for its US plants to its Castaños facility. This adjustment represents non-recurring costs associated with moving inventory and equipment to its Castaños facility.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.